As filed with the Securities and Exchange Commission on March 6, 2006
                                                      Registration No. 333-85944
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             DataMirror Corporation
             (Exact name of Registrant as specified in its charter)

               Ontario                               Not Applicable
   (Jurisdiction of Incorporation)      (I.R.S. Employer Identification No.)

                       3100 Steeles Avenue East, Suite 700
                            Markham, Ontario, Canada
                                     L3R 8T3
                                 (905) 415-0310
   (Address and telephone number of Registrant's principal executive offices)

                   DataMirror Corporation Share Purchase Plan
                              (Full title of plan)

                                DataMirror, Inc.
                           One Tower Lane, Suite 1700
                           Oakbrook Terrace, IL, 60181
                                  630-573-2927
            (Name, address and telephone number of agent for service)

                                    Copy to:
                             Riccardo Leofanti, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                            Suite 1820, P.O. Box 189
                          North Tower, Royal Bank Plaza
                        Toronto, Ontario, Canada M5J 2J4
                                 (416) 777-4700

                           TERMINATION OF REGISTRATION

         This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-89544) filed on April 5, 2002 pertaining to the common shares of the Registrant issued under the DataMirror Corporation Share Purchase Plan.

         The undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to these Registration Statements which remain unissued.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on March 6, 2006.


                                      DATAMIRROR CORPORATION



                                      By:  /s/ Peter F. Cauley
                                           -------------------------------------
                                           Peter F. Cauley
                                           Vice President, Finance and Chief
                                           Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment has been signed below by or on behalf of the following persons in the capacities indicated, on March 6, 2006.

         Signature                                         Title
         ---------                                         -----

                 *
--------------------------------
Nigel W. Stokes                        Chairman, President and Chief Executive
                                       Officer (Principal Executive Officer)
/s/ Peter F. Cauley
--------------------------------
Peter F. Cauley                        Vice President, Finance and Chief
                                       Financial Officer (Principal Financial
                                       Officer and Principal Accounting Officer)

                 *
--------------------------------
P. Kirk Dixon                          Director

                 *
--------------------------------
Donald L. Lenz                         Director


                 *
--------------------------------
Bryan E. Plug                          Director

                 *
--------------------------------
Keith Powell                           Director

                 *
--------------------------------
E. Herman Wallenburg Director

                 *
--------------------------------
Donald Woodley                         Director

*/s/ Peter F. Cauley
--------------------------------
Peter F. Cauley                        Attorney-in-Fact

                            AUTHORIZED REPRESENTATIVE


         Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of DataMirror Corporation and has duly caused this Post-Effective Amendment to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on March 6, 2006.



                                      DataMirror, Inc.
                                      (Authorized U.S. Representative)


                                      By: /s/ Peter F. Cauley
                                          --------------------------------------
                                          Name:  Peter F. Cauley
                                          Title: Director